                                                                    Exhibit 4.2

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                                 TRUST AGREEMENT

                                  by and among

                           NCT FUNDING COMPANY, L.L.C.
                               as Trust Depositor,

                         THE BANK OF NEW YORK (DELAWARE)
                               as Delaware Trustee

                                       and

                              THE BANK OF NEW YORK
                                as Owner Trustee

                          Dated as of February 1, 2004

                        CIT EQUIPMENT COLLATERAL 2004-VT1

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
ARTICLE I DEFINITIONS.........................................................................1
   Section 1.01  Defined Terms Generally......................................................1
   Section 1.02  Specific Defined Terms.......................................................1
   Section 1.03  Usage of Terms...............................................................4
   Section 1.04  Section References...........................................................4
   Section 1.05  Accounting Terms.............................................................4

ARTICLE II ORGANIZATION AND ESTABLISHMENT OF TRUST............................................5
   Section 2.01  Establishment of Trust; Name.................................................5
   Section 2.02  Office.......................................................................5
   Section 2.03  Purposes and Powers..........................................................5
   Section 2.04  Appointment of Owner Trustee.................................................6
   Section 2.05  Organizational Expenses......................................................6
   Section 2.06  Declaration of Trust.........................................................6
   Section 2.07  Liability of Trust Depositor.................................................6
   Section 2.08  Title to Trust Property......................................................7
   Section 2.09  Situs of Trust...............................................................7
   Section 2.10  Representations and Warranties of the Trust Depositor........................7
   Section 2.11  Federal Income Tax Treatment.................................................8

ARTICLE III EQUITY CERTIFICATE AND TRANSFERS OF INTERESTS THEREIN.............................9
   Section 3.01  Initial Ownership............................................................9
   Section 3.02  The Equity Certificate.......................................................9
   Section 3.03  Authentication and Delivery of Equity Certificate............................9
   Section 3.04  Registration of Transfer and Exchange of the Equity Certificate.............10
   Section 3.05  Mutilated, Destroyed, Lost or Stolen Trust Equity Certificate...............10
   Section 3.06  Persons Deemed Owners.......................................................11
   Section 3.07  Access to List of Equity Certificateholder's Name and Addresses.............11
   Section 3.08  Maintenance of Office or Agency.............................................11
   Section 3.09  Ownership by Trust Depositor of Equity Certificate..........................11

ARTICLE IV ACTIONS BY OWNER TRUSTEE..........................................................11
   Section 4.01  Prior Notice to Equity Certificateholder with Respect to Certain Matters....11
   Section 4.02  Action by Owner with Respect to Certain Matters.............................12
   Section 4.03  Action by Owner with Respect to Bankruptcy..................................12
   Section 4.04  Restrictions on Owner's Power...............................................13

ARTICLE V APPLICATION AND DISTRIBUTION OF TRUST FUNDS; CERTAIN DUTIES........................13
   Section 5.01  [Reserved]..................................................................13
   Section 5.02  [Reserved]..................................................................13

   Section 5.03  Reports.....................................................................13
   Section 5.04  Taxes.......................................................................13
   Section 5.05  Method of Payment...........................................................13
   Section 5.06  No Segregation of Moneys; No Interest.......................................14
   Section 5.07  Accounting and Reports to the Equity Certificateholder, the
                 Internal Revenue Service and Others.........................................14
   Section 5.08  Signature on Returns; Tax Matters Partner...................................14

ARTICLE VI AUTHORITY AND DUTIES OF OWNER TRUSTEE.............................................14
   Section 6.01  General Authority...........................................................14
   Section 6.02  General Duties..............................................................15
   Section 6.03  Action Upon Instruction.....................................................15
   Section 6.04  No Duties Except as Specified in This Agreement or in Instructions..........16
   Section 6.05  No Action Except Under Specified Documents or Instructions..................16
   Section 6.06  Restrictions................................................................17
   Section 6.07  Administration Agreement....................................................17

ARTICLE VII CONCERNING THE OWNER TRUSTEE.....................................................17
   Section 7.01  Acceptance of Trusts and Duties.............................................17
   Section 7.02  Furnishing of Documents.....................................................19
   Section 7.03  Representations and Warranties..............................................19
   Section 7.04  Reliance; Advice of Counsel.................................................20
   Section 7.05  Not Acting in Individual Capacity...........................................20
   Section 7.06  Owner Trustee Not Liable for Notes, Equity Certificate or Contracts.........20
   Section 7.07  Owner Trustee May Own Notes.................................................21

ARTICLE VIIA CONCERNING THE DELAWARE TRUSTEE.................................................21
   Section 7A.01 Appointment and Duties......................................................21
   Section 7A.02 Resignation and Removal.....................................................21
   Section 7A.03 Merger and Consolidation....................................................22
   Section 7A.04 Rights, Protections, Indemnities and Immunities.............................22
   Section 7A.05 Representations and Warranties..............................................22

ARTICLE VIII COMPENSATION OF OWNER TRUSTEE...................................................22
   Section 8.01  Owner Trustee's Fees and Expenses...........................................22
   Section 8.02  Indemnification.............................................................23
   Section 8.03  Non-recourse Obligations....................................................24

ARTICLE IX TERMINATION OF TRUST..............................................................24
   Section 9.01  Termination of Trust........................................................24
   Section 9.02  Dissolution upon Bankruptcy of Trust Depositor..............................25

ARTICLE X SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES.............................25
   Section 10.01 Eligibility Requirements for Owner Trustee..................................25
   Section 10.02 Resignation or Removal of Owner Trustee.....................................26

   Section 10.03 Successor Owner Trustee.....................................................26
   Section 10.04 Merger or Consolidation of Owner Trustee....................................27
   Section 10.05 Appointment of Co-Trustee or Separate Trustee...............................27

ARTICLE XI MISCELLANEOUS.....................................................................28
   Section 11.01 Supplements and Amendments..................................................28
   Section 11.02 Limitations on Rights of Others.............................................29
   Section 11.03 Notices.....................................................................30
   Section 11.04 Severability of Provisions..................................................31
   Section 11.05 Counterparts................................................................31
   Section 11.06 Successors and Assigns......................................................31
   Section 11.07 No Petition.................................................................32
   Section 11.08 No Recourse.................................................................32
   Section 11.09 Headings....................................................................32
   Section 11.10 Governing Law...............................................................32
   Section 11.11 Certain Servicer Payment Obligations........................................32
   Section 11.12 JURISDICTION................................................................32
   Section 11.13 WAIVER OF JURY TRIAL........................................................33

EXHIBITS

Exhibit A - Section 3.01 Certificate........................................................A-1
Exhibit B - Form of Equity Certificate......................................................B-1

          This AMENDED AND RESTATED TRUST AGREEMENT dated as of February 1, 2004 is made by and among NCT Funding Company, L.L.C., a Delaware limited liability company, as Trust Depositor (the "Trust Depositor"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") and The Bank of New York, a New York banking corporation, as owner trustee (the "Owner Trustee").

          Whereas, the parties hereto wish to amend and restate the Trust Agreement dated as of January 30, 2004 (the "Original Trust Agreement").

          Whereas, in connection herewith the Trust Depositor is willing to assume certain obligations pursuant hereto, and

          Whereas, in connection herewith the Trust Depositor is willing to purchase the Equity Certificate (as defined herein) to be issued pursuant to this Agreement and to assume certain obligations pursuant hereto;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree that the Original Trust Agreement shall be amended and restated in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 Defined Terms Generally. Capitalized terms used that are not otherwise specifically defined herein shall have the same meaning given to such terms when used in the Pooling Agreement (as defined in Section 1.02 below).

          Section 1.02 Specific Defined Terms. Whenever used in this Agreement, the following words and phrases, unless otherwise specified or the context otherwise requires, shall have the following meanings:

          "Administration Agreement" means the Administration Agreement, dated as of the date hereof, among the Trust, the Trust Depositor, the Indenture Trustee, the Owner Trustee, and CFUSA, as Administrator.

          "Administrator" has the meaning given such term in the Administration Agreement.

          "Agreement" means this Amended and Restated Trust Agreement, as the same may be amended, supplemented or restated from time to time.

          "Benefit Plan" means (i) an employee benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan or other retirement arrangement that is subject to Section 406 of ERISA or Section 4975 of the Code or any substantially similar law or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

          "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in the cities of Wilmington, Delaware, Livingston, New Jersey, or New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

          "Certificate of Trust" means the Certificate of Trust filed for the Trust with the Secretary of State on January 30, 2004.

          "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar (or any successor thereto) appointed pursuant to
Section 3.04.

          "CFUSA" means CIT Financial USA, Inc., a Delaware corporation.

          "Closing Date" means March 11, 2004.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Delaware Trustee" means The Bank of New York (Delaware), not in its individual capacity but solely as Delaware trustee under this Agreement, and any successor Delaware Trustee hereunder.

          "Equity Certificate" means the trust certificate evidencing the beneficial interest of the Owner in the Trust Assets, substantially in the form of Exhibit B hereto.

          "Equity Certificateholder" means the Person in whose name the Equity Certificate is registered in the Certificate Register.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Expenses" shall have the meaning assigned to such term in Section
8.02.

          "Foreign Person" means any Person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a court within the United States and which has one or more U.S. fiduciaries who have authority to control all substantial decisions of the Trust.

          "Holder" means a Noteholder or the Equity Certificateholder, as applicable.

          "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.02.

          "Indenture" means the Indenture dated as of the date of this Agreement by and between the Trust and JPMorgan Chase Bank, as Indenture Trustee.

          "Indenture Trustee Corporate Trust Office" means the office of the Indenture Trustee at which its corporate trust business shall be administered which initially shall be 4 New York Plaza, 6th Floor, New York, NY 10004.

          "Note Depository Agreement" means the Agreement dated as of the Closing Date among the Trust, the Indenture Trustee, the Administrator and DTC, as the Clearing Agency, relating to the Notes, as the same may be amended and supplemented from time to time.

          "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, and the Class D Notes in each case issued pursuant to the Indenture.

          "Noteholders" means each Person in whose name a Note is registered in the Note Register maintained by the Indenture Trustee.

          "Owner" means the Equity Certificateholder.

          "Owner Trustee" means The Bank of New York, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

          "Owner Trustee Corporate Trust Office" means the corporate trust office of the Owner Trustee in the State of New York, which office initially shall be located at 5 Penn Plaza, 16th Floor, New York, New York 10001 or such other office at such other address in the State of New York as the Owner Trustee may designate from time to time by notice to the Equity Certificateholder, the Servicer, the Indenture Trustee and the Trust Depositor.

          "Person" means any individual, corporation, estate, partnership, joint venture, association, limited liability company, joint stock company, trust (including any beneficiary thereof) unincorporated organization or government or any agency or political subdivision thereof.

          "Pooling Agreement" means the Pooling and Servicing Agreement, dated as of February 1, 2004, among the Trust, the Trust Depositor, and CFUSA, in its individual capacity and as Servicer thereunder, as the same may be amended, supplemented or restated from time to time.

          "Required Holders" has the meaning given such term in the Pooling Agreement.

          "Secretary of State" means the Secretary of State of the State of Delaware.

          "Statutory Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code 'SS' 3801 et seq., as the same may be amended from time to time.

          "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          "Trust" means the trust continued and governed by this Agreement, the estate of which consists of the Trust Assets.

          "Trust Assets" means all right, title and interest of the Trust in and to the property, proceeds and rights assigned to the Trust pursuant to Article Two of the Pooling Agreement, all funds on deposit from time to time in the Trust Accounts (including all investments therein and proceeds and income therefrom), and all other property of the Trust from time to time, including any rights of the Owner Trustee (except for any rights of the Owner Trustee in its individual capacity) and the Trust pursuant to the Pooling Agreement and the Administration Agreement, but not including any of such property which has been released and reconveyed from the Trust in accordance with and pursuant to the Pooling Agreement.

          "Trust Depositor" means NCT Funding Company, L.L.C. in its capacity as Trust Depositor hereunder, and its successors.

          "Trust Estate" means all right, title and interest of the Trust in and to the property, proceeds and rights assigned to the Trust pursuant to Article Two of the Pooling Agreement, all funds on deposit from time to time in the Trust Accounts (including all investments therein and proceeds and income therefrom), and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Pooling Agreement and the Administration Agreement, but not including any of such property which has been released and reconveyed from the Trust in accordance with and pursuant to the Pooling Agreement.

          Section 1.03 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing one gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation".

          Section 1.04 Section References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

          Section 1.05 Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                   ARTICLE II

                     ORGANIZATION AND ESTABLISHMENT OF TRUST

          Section 2.01 Establishment of Trust; Name. The Trust shall be known as "CIT Equipment Collateral 2004-VT1", in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

          Section 2.02 Office. The office of the Trust shall be in care of the Owner Trustee at the Owner Trustee Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Noteholders and the Trust Depositor.

          Section 2.03 Purposes and Powers.

               (a) The sole purpose of the Trust is to manage the Trust Assets, and collect and disburse the periodic income therefrom for the use and benefit of the Equity Certificateholder, and in furtherance of such purpose the Trust shall have the power and authority to engage in the following ministerial activities:

                    (i) to issue the Notes pursuant to the Indenture and the Equity Certificate pursuant to this Agreement;

                    (ii) with the proceeds of the sale of the Notes and the Equity Certificate, to purchase the Contracts and other Trust Assets, and to pay organizational, start-up and transactional expenses of the Trust (to the extent not paid by the Trust Depositor or the Servicer or Administrator); and to pay the balance to the Owner from time to time pursuant to the Pooling Agreement;

                    (iii) to acquire, hold, manage, distribute, dispose of, release or convey, to or at the direction of the Owner pursuant to the Pooling Agreement, any portion of the Trust Assets in the manner described in and pursuant to the Pooling Agreement;

                    (iv) to enter into, execute, deliver and perform its obligations under the Transaction Documents to which it is or becomes a party;

                    (v) to engage in those activities, including entering into, executing, delivering, and performing agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                    (vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Assets and the making of distributions to the Owner and the Noteholders.

               (b) The Owner Trustee is hereby authorized to engage in the foregoing activities on behalf of the Trust. The Trust shall not engage in any activities other than in connection with the foregoing. Nothing contained herein shall be deemed to authorize the Trust to engage in any business operations or any activities other than those set forth in this Section 2.03. Specifically, the Trust shall have no authority to engage in any business operations, or acquire any assets other than those specifically included in the Trust Assets, or otherwise vary the assets held by the Trust. Similarly, the Owner Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Trust as set forth in this Section 2.03.

          Section 2.04 Appointment of Owner Trustee. The Trust Depositor appointed the Owner Trustee as trustee of the Trust effective as of the date of the Original Trust Agreement, and as of the date hereof the Owner Trustee shall have all the rights, powers and duties set forth herein and in the Statutory Trust Statute, and the Owner Trustee hereby accepts such appointment.

          Section 2.05 Organizational Expenses. The Trust Depositor shall pay or provide for the payment of organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse or provide for the reimbursement of the Owner Trustee for any such expenses paid by the Owner Trustee.

          Section 2.06 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Assets in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Trust Assets and collecting and disbursing the periodic income therefrom for the use and benefit of the Owner, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute for the sole purpose and to the extent necessary to accomplish the purposes of this Trust as set forth in
Section 2.03.

          Section 2.07 Liability of Owner.

               (a) Pursuant to Section 3803(a) of the Statutory Trust Statute, the Trust Depositor as Owner shall be liable directly to and will indemnify any injured party or any other creditor of the Trust for all losses, claims, damages, liabilities and expenses of the Trust to the extent that the Owner would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Owner were a general partner; provided, however, that the Owner shall not be liable for any losses incurred by the Equity Certificateholder in the capacity of an investor in the Equity Certificate or a Noteholder in the capacity of an investor in the Notes; and provided further, that the Owner shall not be so liable to any injured party or other creditor if such party has agreed that its recourse against the Trust for any obligation or liability of the Trust to such party shall be limited to the assets of the Trust. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the immediately preceding sentence for which the Owner shall not be liable) shall be deemed third party beneficiaries of this paragraph.

               (b) No Owner, other than to the extent set forth in Section 2.07(a), shall have any personal liability for any liability or obligation of the Trust or by reason of any action taken by the parties to this Agreement pursuant to any provisions of this Agreement or any other Transaction Document.

          Section 2.08 Title to Trust Property. Legal title to the Trust Assets shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Assets to be vested in an owner trustee or owner trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

          Section 2.09 Situs of Trust. The Trust will be located and administered in the State of Delaware, the State of New York or the State of New Jersey. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of New York or the State of Delaware. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Delaware Trustee, the Owner Trustee, the Servicer, the Trust Depositor, the Administrator or any agent of the Trust from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Owner Trustee Corporate Trust Office.

          Section 2.10 Representations and Warranties of the Trust Depositor.

          The Trust Depositor hereby represents and warrants to the Owner Trustee, that:

                    (i) The Trust Depositor is duly organized and validly existing as a limited liability company organized and existing, and in good standing, under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority and legal right to acquire and own the assets conveyed and to be conveyed by it to the Trust from time to time.

                    (ii) The Trust Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

                    (iii) The Trust Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Trust Depositor has full power and authority to sell and assign the property to be sold and assigned from time to time to and deposited with the Owner Trustee on behalf of the Trust as part of the Trust Assets and has or will have duly authorized such sale and assignment and deposit with the Owner Trustee on behalf of the Trust by all necessary entity action; the execution, delivery and performance of this Agreement have been duly authorized by the Trust Depositor by all necessary entity action; and this Agreement constitutes the legal, valid and binding obligation of the Trust Depositor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                    (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Trust Depositor, or any indenture, agreement or other instrument to which the Trust Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of the properties of the Trust Depositor pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Transaction Documents); nor violate any law or any order, rule or regulation applicable to the Trust Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust Depositor or its properties.

                    (v) All approvals, authorizations, consents, orders or other actions of any Person or any governmental entity required in connection with the execution and delivery of this Agreement and the fulfillment of the terms hereof have been obtained.

                    (vi) There are no proceedings or investigations pending, or to the Trust Depositor's knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust Depositor or its properties: (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the issuance of the Equity Certificate or the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Trust Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Equity Certificate or any other Transaction Document, or (D) involving the Trust Depositor and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Equity Certificate.

          Section 2.11 Federal Income Tax Treatment. It is the intention of the Trust Depositor that the Trust be disregarded as a separate entity for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii) as in effect for periods after January 1, 1997. The Equity Certificate constitutes the sole equity interest in the Trust and must at all times be held by either the Trust Depositor or its transferee as sole Owner. The Trust Depositor agrees not to take any action inconsistent with such intended federal income tax treatment. Because for federal income tax purposes the Trust will be disregarded as a separate entity, Trust items of income, gain, loss and deduction for any month as determined for federal income tax purposes shall be allocated entirely to the Owner; provided, that this sentence shall not limit or otherwise affect the provisions of the Transaction Documents pertaining to distributions of Trust Assets or proceeds thereof to Persons other than the Trust Depositor.

                                   ARTICLE III

              EQUITY CERTIFICATE AND TRANSFERS OF INTERESTS THEREIN

          Section 3.01 Initial Ownership.

               (a) Upon the formation of the Trust and until the issuance of the Equity Certificate, the Trust Depositor shall be the sole beneficiary of the Trust. The Equity Certificate must at all times be held by either the Trust Depositor or its transferee (to the extent permitted under Section 3.01(b)) as sole owner.

               (b) No transfer of the Equity Certificate shall be made unless such transfer is made in a transaction which does not require registration or qualification under the Securities Act or qualification under any state securities or "Blue Sky" laws. Neither the Owner Trustee nor the Certificate Registrar shall effect the registration of any transfer of the Equity Certificate unless, prior to such transfer the Owner Trustee shall have received
(i) a Tax Opinion, and (ii) a certificate from the proposed transferee substantially in the form of Exhibit A hereto, certifying that (A) following such transfer, there would be no more than one holder of the Equity Certificate and the holder of the Equity Certificate would not be a Foreign Person, a partnership, Subchapter S corporation or grantor trust, (B) such transfer complies with and does not violate any state securities laws, any Blue Sky laws and the Securities Act, (C) such transferee is not acquiring such Equity Certificate for, or with the assets of, a Benefit Plan.

          Section 3.02 The Equity Certificate.

               (a) On the Closing Date, the Equity Certificate shall be issued to the Trust Depositor, substantially in the form of Exhibit B hereto. Upon receipt of a written order by the Owner Trustee from the Trust Depositor to execute and authenticate the Equity Certificate, the Equity Certificate shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and, when so executed and authenticated pursuant to Section 3.03, shall be deemed to have been validly issued and shall be entitled to the benefits of this Agreement. The Equity Certificate bearing the manual or facsimile signature of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be a valid and binding obligation of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificate or did not hold such offices at the date of the authentication and delivery of the Equity Certificate. The Equity Certificate shall be dated the date of its authentication.

          Section 3.03 Authentication and Delivery of Equity Certificate. The Equity Certificate shall not entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Equity Certificate a certificate of authentication substantially in the form set forth in Exhibit B executed by the Owner Trustee or by the Indenture Trustee as its authenticating agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that the Equity Certificate shall have been duly authenticated and delivered hereunder.

          Section 3.04 Registration of Transfer and Exchange of the Equity Certificate.

               (a) The Certificate Registrar shall maintain or cause to be maintained, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of the Equity Certificate and of transfers and exchanges of the Equity Certificate as provided in this Agreement. The Indenture Trustee is hereby initially appointed Certificate Registrar for the purpose of registering the Equity Certificate and transfers and exchanges of the Equity Certificate as provided in this Agreement. In the event that the Indenture Trustee notifies the Servicer that it is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar hereunder.

               (b) Upon surrender for registration of transfer of the Equity Certificate otherwise permitted to be transferred in accordance herewith at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall (subject to Section 3.01(b)) execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee, one new Equity Certificate.

               (c) Every Equity Certificate presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

               (d) No service charge shall be made for any registration of transfer or exchange of the Equity Certificate, but the Owner Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of the Equity Certificate.

               (e) All Equity Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Owner Trustee or Certificate Registrar in accordance with its customary practice.

               (f) The Indenture Trustee shall be the Paying Agent for the Equity Certificate.

          Section 3.05 Mutilated, Destroyed, Lost or Stolen Trust Equity Certificate. If (a) any mutilated Equity Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Equity Certificate, and
(b) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Equity Certificate has been acquired by a bona fide or protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Equity Certificate, a replacement Equity Certificate of like tenor. In connection with the issuance of any replacement Equity Certificate under this Section, the Owner Trustee or Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith. Any replacement Equity Certificate issued pursuant to this Section shall constitute conclusive evidence of beneficial ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Equity Certificate shall be found at any time.

          Section 3.06 Persons Deemed Owners. Prior to due presentation of an Equity Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name the Equity Certificate is registered as the owner of the Equity Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any of their respective agents shall be affected by any notice of the contrary.

          Section 3.07 Access to List of Equity Certificateholder's Name and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer, the Indenture Trustee and the Trust Depositor within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer, the Indenture Trustee or the Trust Depositor, the name and address of the Equity Certificateholder as of the most recent Record Date in such form as the Servicer, the Indenture Trustee or the Trust Depositor may reasonably require. The Equity Certificateholder, by receiving and holding the Equity Certificate, agrees that neither the Servicer, the Trust Depositor nor the Owner Trustee, nor any agent thereof, shall be held accountable by reason of the disclosure of any such information as to the name and address of the Equity Certificateholder hereunder, regardless of the source from which such information was derived.

          Section 3.08 Maintenance of Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies where an Equity Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Equity Certificate and any Transaction Documents may be served. The Owner Trustee initially designates the Indenture Trustee Corporate Trust Office as its office for such purposes. The Owner Trustee shall give prompt written notice to the Trust Depositor, the Servicer, the Administrator and the Equity Certificateholder of any change in the location of the Certificate Register or any such office or agency.

          Section 3.09 Ownership by Trust Depositor of Equity Certificate. The Trust Depositor shall on the Closing Date purchase from the Trust the Equity Certificate.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

          Section 4.01 Prior Notice to Equity Certificateholder with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, with respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Equity Certificateholder in writing of the proposed action, and the Equity Certificateholder shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Equity Certificateholder has withheld consent or provided alternative direction:

               (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of Trust Assets) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Trust Assets);

               (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

               (c) the amendment of the Indenture by a supplemental indenture or the Cash Collateral Account Agreement in circumstances where the consent of any Noteholder is required;

               (d) the amendment of the Indenture by a supplemental indenture or the Cash Collateral Account Agreement in circumstances where the consent of any Noteholder is not required and such amendment materially and adversely affects the interest of the Owner;

               (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interest of the Owner; or

               (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

          Section 4.02 Action by Owner with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, the Owner Trustee shall not have the power, except upon the direction of the Owner, to (a) remove the Administrator pursuant to Section 8 of the Administration Agreement, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement,
(c) remove the Servicer pursuant to Article VIII of the Pooling Agreement, (d) except as otherwise expressly provided in the relevant Transaction Documents, release or convey from the Trust any Trust Assets or (e) authorize the merger or consolidation of the Trust with or into any other statutory trust or entity (other than in accordance with applicable restrictions or conditions thereon contained in the relevant Transaction Document). Except to the extent otherwise provided in (d) and (e) above, the Owner Trustee shall take the actions referred to in the preceding sentence upon (and only upon) written instructions signed by the Owner.

          Section 4.03 Action by Owner with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in a bankruptcy relating to the Trust without the prior approval of the Owner and the delivery to the Owner Trustee by such Owner of a certificate certifying that such Owner reasonably believes that the Trust is no longer Solvent.

          Section 4.04 Restrictions on Owner's Power. Neither the Administrator nor the Owner shall direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Transaction Documents, or would be contrary to the purpose of this Trust as set forth in
Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given, or to determine whether any such direction violates this
Section 4.04.

                                    ARTICLE V

           APPLICATION AND DISTRIBUTION OF TRUST FUNDS; CERTAIN DUTIES

          Section 5.01 [Reserved].

          Section 5.02 [Reserved].

          Section 5.03 Reports. On each Payment Date, the Owner Trustee shall send or cause to be sent to the Equity Certificateholder the statement or statements received by the Owner Trustee from the Servicer pursuant to Section
9.01 of the Pooling Agreement with respect to such Payment Date.

          Section 5.04 Taxes. In the event that any withholding tax is imposed on the Trust's payment (or allocation of income) to the Equity Certificateholder, such tax shall reduce the amount otherwise distributable to the Equity Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Equity Certificateholder sufficient funds for the payment of any tax that is legally owed by the Trust of which the Owner Trustee has actual knowledge (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Equity Certificateholder shall be treated as cash distributed to such Equity Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution the Owner Trustee may in its sole discretion withhold such amounts in accordance with this Section. In the event that the Equity Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with the Equity Certificateholder in making such claim so long as the Equity Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

          Section 5.05 Method of Payment. Subject to Section 9.01(c), distributions required to be made to the Equity Certificateholder on any Payment Date shall be made to the Equity Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of the Equity Certificateholder at a bank or other entity having appropriate facilities therefor, which the Equity Certificateholder shall have designated to the Certificate Registrar, with appropriate written wire transfer instructions, at least three Business Days prior to such Payment Date. In the absence of such designation, such distributions shall be made by check mailed to the Equity Certificateholder at the address of such Holder appearing in the Certificate Register.

          Section 5.06 No Segregation of Moneys; No Interest. Moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

          Section 5.07 Accounting and Reports to the Equity Certificateholder, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) deliver or cause to be delivered to the Equity Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Form 1099 or Schedule K-1) to enable the Equity Certificateholder to prepare its federal and state income tax returns, (c) file or cause to be filed such tax returns relating to the Trust and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the federal income tax treatment for the Trust as set forth in Section 2.11, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.04 with respect to income or distributions to the Equity Certificateholder. The Trust shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to Contracts becoming part of the Contract Pool. If applicable, the Trust shall not make the election provided under Section 754 or Section 761 of the Code.

          Section 5.08 Signature on Returns; Tax Matters Partner.

               (a) The Owner shall sign on behalf of the Trust the tax returns of the Trust, if any.

               (b) If Subchapter K of the Code should be applicable to the Trust, the Owner shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

          Section 6.01 General Authority. Subject to the provisions and limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver on behalf of the Trust from time to time the Transaction Documents to which the Trust is or becomes a party and each certificate and other document attached as an exhibit to or contemplated by such Transaction Documents and any amendment or other agreement relating thereto (in each case, in such form as is furnished to the Owner Trustee from time to time by or on behalf of the Trust Depositor or Equity Certificateholder or their respective counsel), as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator or Equity Certificateholder directs or recommends in writing with respect to the Transaction Documents.

          Section 6.02 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator or such other agents as shall be appointed) all of its responsibilities pursuant to the terms of this Agreement and the Transaction Documents to which the Trust is a party and to administer the Trust in the interest of the Equity Certificateholder, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any such Transaction Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

          Section 6.03 Action Upon Instruction.

               (a) Subject to Article IV, and in all events subject to the terms of the applicable Transaction Documents, the Equity Certificateholder may by written instruction direct the Owner Trustee in the management of the Trust.

               (b) The Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other applicable Transaction Document or is otherwise contrary to law.

               (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Transaction Document, the Owner Trustee shall promptly give notice (in such form as it deems appropriate under the circumstances) to the Equity Certificateholder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from the Equity Certificateholder, the Owner Trustee shall not be liable on account of such action to any Person. Until the Owner Trustee shall have received the requested instruction it may, but shall be under no duty to, take or refrain from taking such action, as it shall deem to be in the best interests of the Equity Certificateholder, and shall have no liability to any Person for such action or inaction.

               (d) In the event that the Owner Trustee is unsure as to the applicability of any provision of this Agreement or any other Transaction Document or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as it deems appropriate under the circumstances) to the Equity Certificateholder requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Equity Certificateholder, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. Until the Owner Trustee shall have received the requested instruction it may, but shall be under no duty to, take or refrain from taking such action, as it shall deem to be in the best interests of the Equity Certificateholder, and shall have no liability to any Person for such action or inaction.

               (e) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of New York if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of New York by or with respect to the Owner Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of New York being payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of New York for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated in this Agreement. In the event that the Owner Trustee has determined that any action will result in the consequences set forth in clauses
(i)-(iii), the Administrator and the Owner Trustee shall appoint one or more Persons to act as co-trustee pursuant to Section 11.05.

          Section 6.04 No Duties Except as Specified in This Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Assets, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement (including Section 6.02) or any document or written instruction received by the Owner Trustee pursuant to Article IV, the last sentence of Section 6.01 or Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare, execute or file any securities law filing (including any filings required by the Sarbanes-Oxley Act of 2002) for the Trust or to record this Agreement or any other Transaction Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Assets that result from actions by, or claims against, the Owner Trustee, in its individual capacity, that are not related to the ownership or the administration of the Trust Assets or the transactions contemplated by the Transaction Documents.

          Section 6.05 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Assets except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the

Transaction Documents, or (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Article IV, the last sentence of
Section 6.01 or Section 6.03.

          Section 6.06 Restrictions. The Owner Trustee shall not take any action
(i) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (ii) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal or state income tax purposes. Neither the Administrator nor the Equity Certificateholder shall direct the Owner Trustee to take actions that would violate the provisions of this Section or any Transaction Document.

          Section 6.07 Administration Agreement.

               (a) The Administrator, as agent of the Trust pursuant to Section 3806(b)(7) of the Statutory Trust Statute, is authorized to execute on behalf of the Trust all documents, reports, filings, instruments and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Transaction Documents. Pursuant to the Administration Agreement, the Owner Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator as agent and attorney-in-fact of the Trust and the Owner Trustee to execute all such documents, reports, filings, instruments and opinions.

               (b) If the Administrator shall resign or be removed pursuant to the terms of the Administration Agreement, the Owner Trustee may, at the written direction of the Required Holders and the Owner, appoint or consent to the appointment of a successor Administrator pursuant to the Administration Agreement.

               (c) If the Administration Agreement is terminated, the Owner Trustee may, and is hereby authorized and empowered to, at the written direction of the Equity Certificateholder, appoint or consent to the appointment of a Person to perform substantially the same duties as are assigned to the Administrator in the Administration Agreement pursuant to an agreement containing substantially the same provisions as are contained in the Administration Agreement.

               (d) The Owner Trustee shall promptly notify the Equity Certificateholder of any default by or misconduct of the Administrator under the Administration Agreement of which the Owner Trustee has received written notice or of which a Responsible Officer of the Owner Trustee has actual knowledge.

                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

          Section 7.01 Acceptance of Trusts and Duties. The Owner Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to such trust but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Assets upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Transaction Document under any circumstances, except that the foregoing limitation shall not limit the liability, if any, that the Owner Trustee may have to the Equity Certificateholder (i) for the Owner Trustee's own willful misconduct or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee in its individual capacity, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.04 hereof, (iv) for any investments issued by the Owner Trustee or any branch or affiliate thereof in its commercial capacity, or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or any other Transaction Document. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

               (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee which did not result from negligence on the part of such Responsible Officer;

               (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Equity Certificateholder;

               (c) no provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Transaction Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

               (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

               (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Trust Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Assets, or for or in respect of the validity or sufficiency of any Transaction Documents, other than its signature on behalf of the Trust on, and the certificate of authentication on, the Equity Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or, other than as expressly provided for herein, to the Equity Certificateholder;

               (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Trust Depositor, the Indenture Trustee or the Servicer under any of the Transaction Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform or monitor the performance of the obligations of the Trust under this Agreement or the other Transaction Documents that are required to be performed by the Administrator under this Agreement or the Administration Agreement, by the Indenture Trustee under this Agreement or the Indenture or by the Servicer or the Trust Depositor under any Transaction Document; and

               (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of the Equity Certificateholder, unless the Equity Certificateholder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Transaction Document shall not be construed as a duty, and, except as otherwise provided in the third sentence of Section 7.01, the Owner Trustee shall not be answerable for the performance of any such act.

          Section 7.02 Furnishing of Documents. The Owner Trustee shall furnish to the Equity Certificateholder promptly upon receipt of a written request therefor from an Equity Certificateholder, duplicates or copies of all reports, notices, requests, demands, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

          Section 7.03 Representations and Warranties. The Owner Trustee hereby represents and warrants to the Trust Depositor and the Equity Certificateholder that:

               (a) It is a banking corporation duly incorporated and validly existing in good standing under the laws of the State of New York. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to execute and deliver on behalf of the Trust each other Transaction Document to which the Trust is a party ("Related Documents").

               (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and, on behalf of the Trust, the Related Documents, and this Agreement and each Related Document will be executed and delivered by one of its officers who is duly authorized to execute and deliver the same on its behalf.

               (c) Neither the execution nor the delivery by it of this Agreement or, on behalf of the Trust, any Related Document, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or State law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Assets resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the other Transaction Documents.

          Section 7.04 Reliance; Advice of Counsel.

               (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any other authorized officer of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

               (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or other Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into by any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys as shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons, provided that such actions do not violate the express terms of the Transaction Documents.

          Section 7.05 Not Acting in Individual Capacity. Except as otherwise expressly provided in this Article VII, in accepting the trusts hereby created, The Bank of New York acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Assets for payment or satisfaction thereof.

          Section 7.06 Owner Trustee Not Liable for Notes, Equity Certificate or Contracts. The recitals contained herein and in the Equity Certificate (other than the signature of the Owner Trustee on behalf of the Trust on, and the certificate of authentication on, the Equity Certificate) shall be taken as the statements of the Trust Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Equity Certificate (other than the signature of the Owner Trustee and the certificate of authentication on the Equity Certificates), or of any Contract or related documents or assets. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any related Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Assets or the ability of such Trust Assets to generate the payments to be distributed to the Equity

Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Equipment; the existence and enforceability of any insurance thereon; the existence and contents of any Contract or any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Trust Depositor, CFUSA, applicable Financing Originator or the Servicer with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation; or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee or the Trust.

          Section 7.07 Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes or the Equity Certificate and may deal with the Delaware Trustee, the Trust Depositor, the Administrator, the Indenture Trustee, Servicer and Affiliates thereof in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIIA

                         CONCERNING THE DELAWARE TRUSTEE

          Section 7A.01 Appointment and Duties.

          (a) The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Owner Trustee.

          (b) The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under
Section 3811 of the Statutory Trust Statute. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Certificateholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. The Delaware Trustee shall have no liability for the acts or omissions of the Owner Trustee.

          Section 7A.02 Resignation and Removal. The Delaware Trustee may be removed by the Depositor upon 30 days' prior written notice to the Delaware Trustee. The Delaware Trustee may resign upon 30 days' prior written notice to the Depositor. No resignation or removal shall be effective except upon the appointment of a successor Delaware trustee. If no successor has been appointed within such 30-day period, the Delaware Trustee or the Depositor may, at the expense of the Trust, petition a court to appoint a successor trustee.

          Section 7A.03 Merger and Consolidation. Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law. Notwithstanding anything contained herein to the contrary, the successor Delaware trustee under this
Section 7A.03 shall file an amendment to the Certificate of Trust with the Delaware Secretary of State identifying the name and principal place of business of such successor in the State of Delaware.

          Section 7A.04 Rights, Protections, Indemnities and Immunities. The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities as the Owner Trustee.

          Section 7A.05 Representations and Warranties. The Delaware Trustee hereby represents and warrants to the Owner Trustee, the Trust Depositor and the Equity Certificateholder that:

          (a) It is a Delaware banking corporation duly incorporated and validly existing in good standing under the laws of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and perform its obligations under this Agreement.

          (c) Neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Delaware Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Assets resulting from actions by or claims against the Delaware Trustee individually which are unrelated to this Agreement or the other Transaction Documents.

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

          Section 8.01 Owner Trustee's Fees and Expenses. The Owner Trustee and the Delaware Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon between the Owner Trustee and the Servicer and which shall be paid consistent with Section 5.19 of the Pooling Agreement. Additionally, the Owner Trustee and the

Delaware Trustee shall be entitled to be reimbursed by the Trust Depositor or Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee and the Delaware Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Owner Trustee and the Delaware Trustee shall only be entitled to reimbursement for expenses hereunder to the extent such expenses (i) are fees and expenses of outside counsel engaged by the Owner Trustee and the Delaware Trustee in respect of the performance of its obligations hereunder, or (ii) relate to the performance of its obligations hereunder.

          Section 8.02 Indemnification. The Trust Depositor shall be liable as primary obligor for, and hereby indemnifies and holds harmless the Owner Trustee and the Delaware Trustee (including in their individual capacities) and its successors, assigns and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by or asserted against the Owner Trustee and the Delaware Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, any other Transaction Document, the Trust Assets, the administration of the Trust Assets or the action or inaction of the Owner Trustee and the Delaware Trustee hereunder; provided, however, the Trust Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01; provided, further, that the liability of the Trust Depositor under this Section shall be limited to the assets of the Trust Depositor and any indemnity payments to be made pursuant to this Section shall not be made from the Trust Assets and such indemnity payments, if unpaid, do not constitute a general recourse claim against the Trust. The indemnities contained in this Section shall survive the resignation, removal or termination of the Owner Trustee or the termination of this Agreement or the Trust. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Trust Depositor, which approval shall not be unreasonably withheld. The indemnities contained in this Section shall be in addition to the indemnities provided by the Servicer pursuant to the Pooling Agreement and the Administrator pursuant to the Administration Agreement. The Trust Depositor hereby agrees to advance to each Indemnified Party Expenses (including reasonable fees and expenses of counsel) incurred by such Indemnified Party, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Trust Depositor of an undertaking, by or on behalf of such Indemnified Party, to repay such amount if it shall be determined that such Indemnified Party is not entitled to be indemnified therefor under this Section 8.02. Notwithstanding any provision in this Agreement or any other Transaction Document to the contrary, the obligations of the Trust Depositor under this
Section 8.02 shall survive the resignation or removal of any trustee of the Trust, shall survive the termination of this Agreement and the termination of the Trust.

          Section 8.03 Non-recourse Obligations. Notwithstanding anything in this Agreement or any other Transaction Document, but without limiting the rights of the Owner Trustee or any other Indemnified Party under Section 8.02, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Trust Assets only and specifically shall not be recourse to the assets of the Equity Certificateholder.

                                   ARTICLE IX

                              TERMINATION OF TRUST

          Section 9.01 Termination of Trust.

               (a) The Trust created by this Agreement shall dissolve upon the earliest of (i) the maturity or other liquidation of the last Contract and related Transferred Assets, and the subsequent distribution of amounts in respect of such Transferred Assets as provided in the Transaction Documents, or
(ii) the payment to the Noteholders and any other party entitled thereto of the entire outstanding principal balance of the Notes, together with accrued interest thereon to the date of repayment, and all other amounts required to be paid to such parties or to which such parties are entitled pursuant to this Agreement, the Pooling Agreement and the other Transaction Documents, or (iii) at the time provided in Section 9.02 below; provided that the rights to indemnification under Section 8.02 shall survive the dissolution and termination of the Trust. The Servicer shall promptly notify the Owner Trustee and the Administrative Agent of any prospective dissolution pursuant to this Section
9.01. Except as provided in Section 9.02, the bankruptcy, liquidation, dissolution, termination, resignation, expulsion, withdrawal, death or incapacity of the Equity Certificateholder, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Equity Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Assets, nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

               (b) Except as provided in Section 9.01(a), neither the Trust Depositor nor the Equity Certificateholder shall be entitled to revoke or terminate the Trust.

               (c) Promptly upon receipt of notice of final distribution on the Equity Certificate from the Servicer given pursuant to Section 10.01 of the Pooling Agreement, the Owner Trustee shall mail written notice to the Equity Certificateholder specifying (i) the Payment Date upon which final payment of the Equity Certificate shall be made upon presentation and surrender of Equity Certificate at the office of the Owner Trustee as therein specified, (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Equity Certificate at the office of the Owner Trustee therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Equity Certificateholder. Upon presentation and surrender of the Equity Certificate to the Owner Trustee, the Owner Trustee shall direct the Indenture Trustee to distribute to the Equity Certificateholder amounts distributable on such Payment Date.

               (d) In the event that the Equity Certificateholder shall not surrender the Equity Certificate for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the Equity Certificateholder to surrender the Equity Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Equity Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Equity Certificateholder concerning surrender of the Equity Certificate, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds which are payable to the Equity Certificateholder remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Trust Depositor.

               (e) Upon the completion of winding up of the Trust following its dissolution, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute, and upon the effectiveness thereof, this Agreement and the Trust shall be terminated.

          Section 9.02 Dissolution upon Bankruptcy of Trust Depositor. In the event that an Insolvency Event shall occur with respect to the Trust Depositor, then this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such event, unless within such 90 day period, the Owner Trustee shall have received written instructions from the Required Holders not to dissolve or terminate the Trust. Promptly after the occurrence of an Insolvency Event with respect to the Trust Depositor (i) the Trust Depositor shall give the Indenture Trustee and Owner Trustee written notice thereof, and the Indenture Trustee shall give prompt written notice to the Noteholders thereof. Upon a termination pursuant to this Section, the Issuer shall request the Administrator promptly to sell the Trust Assets in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale shall be treated, allocated and distributed as Available Pledged Revenues in accordance with the Pooling Agreement.

                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

          Section 10.01 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a Person (i) if there is no Delaware Trustee, satisfying the provisions of Section 3807(a) of the Statutory Trust Statute;
(ii) authorized to exercise corporate trust powers and subject to supervision or examination by federal or state authorities; (iii) having (or having a parent which has) a combined capital and surplus of at least $50,000,000; (iv) having (or having a parent which has) a rating of at least Baa3 by Moody's and BBB by Standard & Poor's; (v) which is not an Affiliate of the Issuer, the Trust Depositor, or any Financing Originator, and (vi) does not offer or provide credit or credit enhancement to the Issuer or the Trust Depositor. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

          Section 10.02 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trust Depositor and the Servicer at least 30 days before the date specified in such instrument. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee meeting the qualifications set forth in Section 10.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Trust Depositor shall promptly appoint a successor Owner Trustee meeting the qualification requirements of
Section 10.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee together with payment of all fees owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Owner Trustee have been paid and until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03.

          Section 10.03 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Trust Depositor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon receipt of fees, expenses and indemnity due and owing to the Owner Trustee deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Trust Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to the Equity Certificateholder, the Indenture Trustee, the Noteholders and each Rating Agency. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Trust Depositor.

          Any successor Owner Trustee appointed pursuant to this Section 10.03 shall file an amendment to the Certificate of Trust with the Delaware Secretary of State identifying the name and principal place of business of such successor in the State of Delaware.

          Section 10.04 Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 11.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

          Section 10.05 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located, the Owner Trustee shall have the power and, at the request of the Trust Depositor, shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person, in such capacity, such title to the Trust Assets, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.01.

          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (a) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

               (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (c) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

          Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.01 Supplements and Amendments.

               (a) This Agreement may be amended by the Trust Depositor, the Delaware Trustee and the Owner Trustee, without the consent of any of the Noteholders or the Equity Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Noteholder or the Equity Certificateholder.

               (b) This Agreement may also be amended from time to time by the Trust Depositor, the Delaware Trustee and the Owner Trustee, with the consent of the Required Holders and the Equity Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Equity Certificateholder; provided, however, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, (i) collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders or the Equity Certificateholder, or (ii) change in any manner the Noteholder or Equity Certificateholder consent required for any such amendment, without the consent of the Holders of all outstanding Notes and the Equity Certificates.

               (c) Prior to the execution of any such amendment or consent, the Trust Depositor shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the Indenture Trustee and the Administrator.

               (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Equity Certificateholder and the Rating Agencies. It shall not be necessary for the consent of the Equity Certificateholder, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Equity Certificateholder provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by the Equity Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

               (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

               (f) Prior to the execution of any amendment or supplement to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the other Transaction Documents, and that all conditions precedent to the execution and delivery of such amendment as set forth in the applicable Transaction Documents have been satisfied. The Owner Trustee and the Delaware Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's or the Delaware Trustee's own rights, duties or immunities under this Agreement or otherwise.

          Section 11.02 Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Delaware Trustee, the Owner Trustee, the Trust Depositor, the Owner, the Administrator and, to the extent expressly provided herein, the Indenture Trustee, the Noteholders and the Equity Certificateholder, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          Section 11.03 Notices. All notices, demands, Equity Certificate, requests and communications hereunder ("notices") shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telefax transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i)   If to the initial Servicer/Administrator:

      CIT Financial USA, Inc.
      1 CIT Drive
      Livingston, New Jersey 07039

         Attention: Treasury - Securitization
         Fax No.: (973) 535-5900
         Telephone No.: (973) 740-5058

(ii)  If to the Trust Depositor:

      NCT Funding Company, L.L.C.
      c/o CIT Group Inc.
      1 CIT Drive
      Livingston, New Jersey 07039

         Attention: Treasury - Securitization
         Fax No.: (973) 535-5900
         Telephone No.: (973) 740-5058

(iii) If to the Delaware Trustee:

      The Bank of New York (Delaware)
      White Clay Center
      Route 273
      Newark, Delaware 19711

         Attention: Corporate Trust Administration
         Fax No.: (302) 451-2540
         Telephone No.: (302) 451-2500

(iv)  If to the Owner Trustee:

      The Bank of New York
      101 Barclay Street, Floor 8W
      New York, New York 10286
      Attn: Corporate Trust Administration, CIT
            Equipment Collateral 2004-VT1

         Fax No.: (212) 408-7893
         Telephone No. (212) 408-4276

(v)   If to the Indenture Trustee:

      JPMorgan Chase Bank
      4 New York Plaza, 6th Floor
      New York, New York 10004
      Attn: Institutional Trust Services / Global Debt -
            CIT Equipment Collateral 2004-VT1

         Fax No.: (212) 623-5932
         Telephone No.: (212) 623-5600

          Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

          Section 11.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Equity Certificate or the rights of the Equity Certificateholder thereof.

          Section 11.05 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 11.06 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Trust Depositor, the Delaware Trustee and the Owner Trustee and their respective successors and permitted assigns and the Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Owner shall bind the successors and assigns of such Owner.

          Section 11.07 No Petition.

               (a) The Trust Depositor will not at any time institute against (or solicit or cooperate with or encourage any Person to institute against) the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Equity Certificate, the Notes, this Agreement or any of the other Transaction Documents existing from time to time.

               (b) The Delaware Trustee and the Owner Trustee, by entering into this Agreement, and the Equity Certificateholder, by accepting the Equity Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against (or solicit or cooperate with or encourage any Person to institute against) the Trust Depositor or the Trust, or join in any institution against the Trust Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Equity Certificate, the Notes, this Agreement or any of the other Transaction Documents existing from time to time.

          Section 11.08 No Recourse. The Equity Certificateholder by accepting the Equity Certificate acknowledges that the Equity Certificateholder's Equity Certificate represents beneficial interests in the Trust only and does not represent interests in or obligations of the Trust Depositor, the Servicer, any Financing Originator, the Administrator, the Delaware Trustee, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Equity Certificate or the other applicable Transaction Documents.

          Section 11.09 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 11.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.11 Certain Servicer Payment Obligations. It is understood that the Servicer shall be responsible for payment of the Administrator's compensation pursuant to Section 3 of the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder, consistent with the provisions of Section
5.19 of the Pooling Agreement. The parties hereto agree that any such payments, if unpaid, do not constitute a general recourse claim against the Trust or the Trust Assets.

          Section 11.12 JURISDICTION. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS.

          Section 11.13 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OF THIS AGREEMENT OR A TRANSACTION DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, AMENDMENTS AND RESTATEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                        NCT FUNDING COMPANY, L.L.C.
                                        as Trust Depositor


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE BANK OF NEW YORK (DELAWARE)
                                        as Delaware Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE BANK OF NEW YORK
                                        as Owner Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A
                                                        Section 3.01 Certificate

          The undersigned, a duly authorized officer of [_____________________], hereby certifies, in connection with its purchase of the Equity Certificate, that:

          (A) following such transfer, there would be no more than one holder of the Equity Certificate and the holder of the Equity Certificate would not be a Foreign Person, a partnership, Subchapter S corporation or grantor trust,

          (B) such transfer complies with and does not violate any state securities laws, any Blue Sky laws and the Securities Act,

          (C) such transferee is not acquiring such Equity Certificate for, or with the assets of, a Benefit Plan.

                                        [Transferee]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B
                                                      Form of Equity Certificate

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO NOTES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT AND THE POOLING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN NCT FUNDING COMPANY, L.L.C., CIT GROUP INC., CIT FINANCIAL USA, INC. OR ANY AFFILIATE THEREOF, OTHER THAN THE CIT EQUIPMENT COLLATERAL 2004-VT1. THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED UNLESS THE CONDITIONS SET FORTH IN SECTION 3.01 AND SECTION 3.04 OF THE TRUST AGREEMENT HAVE BEEN COMPLIED WITH.

THIS CERTIFICATE IS TRANSFERABLE ONLY IN WHOLE AND NOT IN PART.

THIS CERTIFICATE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

                        CIT EQUIPMENT COLLATERAL 2004-VT1

                               EQUITY CERTIFICATE

NO. 1                                                         Equity Certificate

          THIS CERTIFIES THAT NCT Funding Company, L.L.C. is the registered owner of a beneficial interest in the assets of CIT Equipment Collateral 2004-VT1 (the "Trust") formed by NCT Funding Company, L.L.C., a Delaware limited liability company (the "Trust Depositor").

          The Trust is governed by an Amended and Restated Trust Agreement dated as of February 1, 2004 (as amended, restated, supplemented and/or otherwise modified from time to time, the "Trust Agreement"), among NCT Funding Company, L.L.C., as Trust Depositor (the "Trust Depositor"), The Bank of New York (Delaware), as Delaware Trustee, and The Bank of New York, as Owner Trustee, a summary of certain of the pertinent provisions of which is set forth below. In the event of any conflict or inconsistency between this Certificate and the Trust Agreement (or the Pooling Agreement, as the case may be), the Trust Agreement (or the Pooling Agreement, as the case may be) shall govern. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings which would be given to them if used in the Trust Agreement.

          This Certificate is the duly authorized Equity Certificate issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The Trust has also issued Notes, in right of payment to which this Equity Certificate is subordinate. The property of the Trust includes, among other things, all the right, title and interest of the Trust Depositor in and to the Transferred Assets identified in one or more related Transfer Agreements delivered from time to time on related Transfer Dates.

          The amount to be distributed to the Holder of this Certificate on each Payment Date will be determined pursuant to the Pooling Agreement.

          The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of Noteholders to the extent described in the Trust Agreement and the Pooling Agreement.

          It is the intent of each Financing Originator, the Servicer, the Administrator, the Trust Depositor, the Delaware Trustee, the Owner Trustee, and the Equity Certificateholder that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be disregarded as a separate entity for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii) and that all items of income, deduction, gain, loss or credit of the Trust will be treated as such items of the Equity Certificateholder. The Trust Depositor and the Equity Certificateholder, by acceptance of this Certificate, agrees to treat, and to take no action inconsistent with such treatment of, the Trust for federal income tax purposes.

          The Equity Certificateholder, by its acceptance of this Certificate or a beneficial interest in the Trust evidenced by this Certificate, covenants and agrees that such Equity Certificateholder will not at any time institute against (or solicit or cooperate with or encourage any Person to institute against) the Trust or the Trust Depositor, or join in any institution against the Trust or the Trust Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, the Trust Agreement or any of the other Transaction Documents in existence from time to time.

          Distributions on this Certificate from or in respect of Trust Assets will be made as provided in the Trust Agreement and the Pooling Agreement, by the Indenture Trustee or its agent, as Paying Agent, by wire transfer or check mailed to the Equity Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Owner Trustee.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or any other Transaction Document or be valid for any purpose.

          This Certificate may only be transferred in accordance with the requirements of Article III of the Trust Agreement. Any transferee of the Certificate must certify that it is not acquiring the Certificate for, or with the assets of, a Benefit Plan.

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                            [REVERSE OF CERTIFICATE]

          This Certificate does not represent an obligation of, or an interest in, the Trust Depositor, CIT Group Inc., CIT Financial USA, Inc., any Financing Originator, the Delaware Trustee, the Owner Trustee, or any of their respective Affiliates (other than the Trust) and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the other Transaction Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Trust Assets and certain other amounts, in each case as more specifically set forth in the Trust Agreement and in the Pooling Agreement. A copy of each of the Pooling Agreement and the Trust Agreement may be examined by any Equity Certificateholder upon written request during normal business hours at the principal office of the Trust Depositor and at such other places, if any, designated by the Trust Depositor.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Depositor and the rights of the Equity Certificateholder under the Trust Agreement at any time by the Trust Depositor and the Owner Trustee, with the consent of the parties described therein. Any such consent shall be conclusive and binding on the Equity Certificateholder and on any future Equity Certificateholder of this Certificate and of any Equity Certificate issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent is made upon this Certificate.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Indenture Trustee, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar executed by the Equity Certificateholder hereof or such Equity Certificateholder's attorney duly authorized in writing, and thereupon a new Equity Certificate evidencing the same beneficial interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Indenture Trustee.

          Except as provided in the Trust Agreement, this Certificate is issuable only as a registered Equity Certificate without coupons. No service charge will be made for any registration of transfer of this Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Owner Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Equity Certificateholder of all amounts required to be paid to such Equity Certificateholder pursuant to the Trust Agreement and the Pooling Agreement and the disposition in accordance with any applicable Transaction Document of all property held as part of the Trust Assets.

          This Certificate may not be acquired by a Benefit Plan. By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan and is not acquiring this Certificate for the account of such an entity.

          IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

Dated:            , 2004            CIT EQUIPMENT COLLATERAL 2004-VT1
       ------- ---
                                    By: The Bank of New York, not in its
                                        individual capacity but solely as
                                        Owner Trustee


                                    By:
                                        ----------------------------------------
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

          This is the Equity Certificate referred to in the within-mentioned Trust Agreement.

                                    JPMorgan Chase Bank, as authenticating agent


                                    By:
                                        ----------------------------------------
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
       ---------------------

Signature Guaranteed:


---------------------------------------   --------------------------------------
NOTICE: Signature(s) must be guaranteed   NOTICE: The signature to this
by an eligible guarantor institution.     assignment must correspond with the
                                          name of the registered owner as it
                                          appears on the face of the within
                                          Certificate in every particular,
                                          without alteration or enlargement or
                                          any change whatever.